JAMES N. BARBER
                                 Attorney at Law
                            Suite 100, Bank One Tower
                                50 West Broadway
                            Salt Lake City, UT 84101

Telephone: (801) 364-6500
Fax: (801) 364-3406                                    E-Mail: Barberjn@aol.com

                                  July 12, 2005

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

     Re: Opinion and consent of Counsel with respect to registration statement on Form SB-2 for Boulder Creek Explorations, Inc.

Dear Members of the Board:

     I have been requested to issue my opinion as to the legal status of shares of Boulder Creek Explorations, Inc. which are proposed to be issued pursuant to a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). I have, in connection with that request, examined the Articles of Incorporation and By-laws of Boulder Creek, Minutes of Special Meetings of the Board of Directors of Boulder Creek dated July 9, 2004 and October 29, 2004, subscription agreements covering 2,040,000 common shares of Boulder creek issued to citizens and residents of Canada at an offering price of $0.0075, without registration under the Act in reliance on Regulation S promulgated thereunder, and other instruments as I have deemed necessary or appropriate to establish a basis for the opinions set forth herein. Boulder Creek proposes to register for resale by their registered owners the 2,040,000 shares which were previously sold and are presently issued and outstanding, and to register an additional 4,000,000 shares to be sold for cash.

     Based upon my examination of relevant documents, it is my opinion that Boulder Creek is duly organized, validly existing and in good standing as a corporation under the laws of the State of Nevada and that the Shares that are allready issued and outstanding, as well as those to be offered and sold to the public pursuant to the Company's registration statement on Form SB-2 will, when offered, sold and delivered after sale, be duly authorized and issued, fully paid, and non-assessable common shares of the corporation.



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 Securities and Exchange Commission
 July 12, 2005
 Page 2


     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                     Sincerely,



                                     James N. Barber